UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2007

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 14, 2007 Marriott, International, Inc. amended and restated its multicurrency revolving credit agreement (originally filed as Exhibit 10 to the Form 8-K filed on June 8, 2005) to increase the aggregate borrowings available under the facility from $2 billion to $2.5 billion and extend the expiration of the facility from 2011 to 2012. The material terms of the amended and restated credit agreement are otherwise unchanged.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed with this report:

Exhibit 10. U.S. $2,500,000,000 Amended and Restated Credit Agreement dated as of May 14, 2007 with Citibank, N.A. as administrative agent and certain banks.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: May 16, 2007	By:	/s/ Carl T. Berquist
Carl T. Berquist
Executive Vice President, Financial Information and Enterprise Risk Management

Exhibit Index

Exhibit No.	Description
EX-10.	U.S. $2,500,000,000 Amended and Restated Credit Agreement dated as of May 14, 2007 with Citibank, N.A. as administrative agent and certain banks.